Telenav Reports Second Quarter Fiscal 2021 Financial Results

SANTA CLARA, Calif., Feb. 05, 2021 — Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected-car and location-based services, today released its financial results for the second fiscal quarter ended Dec. 31, 2020. In light of the previously announced proposed acquisition of Telenav by V99, Inc., Telenav will not host a conference call to discuss these financial results or provide outlook regarding future operating performance or conditions.

Financial Highlights for the Second Quarter Ended Dec. 31, 2020
•Total revenue for the second quarter of fiscal 2021 was $65.9 million, compared with $73.9 million in the second quarter of fiscal 2020.
•Services revenue for the second quarter of fiscal 2021 was $12.4 million, compared with $12.3 million in the second quarter of fiscal 2020.
•GAAP gross profit for the second quarter of fiscal 2021 was $27.7 million, compared with $40.2 million in the second quarter of fiscal 2020.
•Billings, a non-GAAP measure, for the second quarter of fiscal 2021 were $60.3 million, compared with $72.7 million in the second quarter of fiscal 2020.
•GAAP net loss for the second quarter of fiscal 2021 was $(0.1) million, compared with GAAP net income of $13.0 million for the second quarter of fiscal 2020.
•Adjusted EBITDA, a non-GAAP measure, for the second quarter of fiscal 2021 was $5.0 million, compared with $14.3 million for the second quarter of fiscal 2020.
•Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $113.0 million as of Dec. 31, 2020. This represented cash, cash equivalents and short-term investments of $2.35 per share, based on 48 million shares of common stock outstanding as of Dec. 31, 2020. Telenav had no debt as of Dec. 31, 2020.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures, such as billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, may be helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals GAAP revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings to be a useful metric for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. Accordingly, when Telenav uses this measure, it attempts to compensate for these limitations by providing specific information regarding billings and how they relate to revenue calculated in accordance with GAAP.

Adjusted EBITDA measures GAAP net loss adjusted for discontinued operations and excluding the impact of stock-based compensation expense, depreciation and amortization, other income (expense) net, provision (benefit) for income taxes, and other applicable items such as merger and acquisition expense and legal settlements and contingencies. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Merger and acquisition expense represents costs associated with the V99 Merger Agreement. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party.

Adjusted EBITDA, while generally a measure of profitability, can also represent a loss. Adjusted EBITDA is a key measure used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of Telenav’s core business. Accordingly, Telenav believes that adjusted EBITDA generally provides useful information to investors and others in understanding and evaluating our operating results in the same manner as Telenav’s management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash (used in) generated by its business after purchases of property and equipment.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management.  Actual events or results may differ materially from those described in these documents or communications due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the risk that the proposed transaction with V99, Inc. may not be completed in a timely manner or at all, which may adversely affect Telenav’s business and the price of the common stock of Telenav; the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Telenav and the receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Telenav’s business relationships, operating results and business generally; the risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the risks related to diverting management’s attention from Telenav’s ongoing business operations; the outcome of any legal proceedings against Telenav or the special committee of its independent directors related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the impact of the COVID-19 pandemic on business activity, including but not limited to reduced consumer demand for new vehicles; whether Ford, GM and other automobile manufacturer partners will be required to suspend production in response to spikes in COVID-19 cases and if so, when and to what extent they will be able to resume full production and the impact the continued period of reduced volume of new vehicles being produced will have on our revenue and operating results; the ensuing economic recession; the Company’s ability to achieve future revenue currently estimated under customer engagements, including the Company’s ability to determine, achieve and accurately recognize revenue under customer engagements; the Company's ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the impact of Ford’s announcement regarding the elimination of various sedans in North America over the near term; the impact of tariffs on sales of automobiles in the United States and other markets; the Company’s success in extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford; the impact of Ford’s announcement regarding its partnerships with Garmin and Google Automotive Services; the impact of GM’s announcement regarding Google Automotive Services; the Company’s ability to achieve additional design wins and the delivery dates of automobiles including the Company’s products; adoption by vehicle purchasers of Scout GPS Link; the Company’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue, such as Ford and GM; reductions in demand for automobiles in general and specifically for Ford and GM vehicles; potential impacts of automobile manufacturers and tier ones, in particular Ford and GM, including competitive capabilities in their vehicles such as Apple CarPlay and Android Auto; the Company’s continued reporting of losses and operating expenses in excess of expectations; the timing of new product releases and vehicle production by the Company’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; the Company’s ability to perform under its initiatives with Amazon and Microsoft, and benefit from those initiatives; and the potential that the Company may not be able to realize its deferred tax assets and may have to take a reserve against them. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-Q for the fiscal quarter ended September 30, 2020 and other filings with the U.S. Securities and Exchange Commission (“SEC”), including any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.
Copyright 2021 Telenav, Inc. All Rights Reserved.
Telenav and the “Telenav” logo are registered trademarks and “VIVID” is a trademark of Telenav, Inc. All rights reserved. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F
TNAV-C

Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(unaudited)

	December 31, 2020	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$37,252	$20,518
Short-term investments	75,739	90,315
Accounts receivable, net of allowances of $34 and $5 at December 31, 2020 and June 30, 2020, respectively	44,026	34,542
Restricted cash	1,539	1,494
Deferred costs	20,697	26,121
Prepaid expenses and other current assets	4,893	4,505
Total current assets	184,146	177,495
Property and equipment, net	3,154	4,319
Operating lease right-of-use assets	8,435	7,067
Deferred income taxes, non-current	1,463	1,515
Goodwill and intangible assets, net	14,255	14,255
Deferred costs, non-current	50,825	54,548
Other assets	43,641	34,552
Total assets	$305,919	$293,751
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$32,172	$12,291
Accrued expenses	30,776	36,210
Operating lease liabilities	3,539	2,786
Deferred revenue	32,816	37,973
Income taxes payable	473	715
Total current liabilities	99,776	89,975
Operating lease liabilities, non-current	5,857	5,191
Deferred revenue, non-current	95,182	100,970
Other long-term liabilities	688	645
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 48,000 and 47,342 shares issued and outstanding at December 31, 2020 and June 30, 2020, respectively	48	47
Additional paid-in capital	196,796	192,170
Accumulated other comprehensive loss	(330)	(477)
Accumulated deficit	(92,098)	(94,770)
Total stockholders' equity	104,416	96,970
Total liabilities and stockholders’ equity	$305,919	$293,751

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
Product	$53,449	$61,543	$110,258	$117,533
Services	12,405	12,332	25,192	22,971
Total revenue	65,854	73,875	135,450	140,504
Cost of revenue:
Product	31,098	26,434	63,628	58,423
Services	7,030	7,288	14,583	12,150
Total cost of revenue	38,128	33,722	78,211	70,573
Gross profit	27,726	40,153	57,239	69,931
Operating expenses:
Research and development	18,528	19,717	37,514	40,380
Sales and marketing	1,677	2,134	3,673	4,080
General and administrative	9,448	6,428	15,960	13,715
Total operating expenses	29,653	28,279	57,147	58,175
Income (loss) from operations	(1,927)	11,874	92	11,756
Other income, net	521	596	1,235	1,157
Income (loss) from continuing operations before provision (benefit) for income taxes	(1,406)	12,470	1,327	12,913
Provision (benefit) for income taxes	(67)	205	(53)	616
Equity in net (income) of equity method investees	(1,279)	(797)	(1,895)	(797)
Income (loss) from continuing operations	(60)	13,062	3,275	13,094
Discontinued operations:
Income from operations of Advertising business, net of tax	—	—	—	832
Loss from sale of Advertising business	—	(56)	—	(4,874)
Loss on discontinued operations	—	(56)	—	(4,042)
Net income (loss)	$(60)	$13,006	$3,275	$9,052

Basic income (loss) per share:
Income (loss) from continuing operations	$(0.00)	$0.27	$0.07	$0.27
Loss on discontinued operations	—	—	—	(0.08)
Net income (loss)	$(0.00)	$0.27	$0.07	$0.19
Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.00)	$0.27	$0.07	$0.27
Loss on discontinued operations	—	—	—	(0.08)
Net income (loss)	$(0.00)	$0.27	$0.07	$0.18
Weighted average shares used in computing income (loss) per share:
Basic	47,825	48,475	47,526	48,127
Diluted	47,825	48,821	48,151	49,257

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six Months Ended
	December 31,
	2020	2019
Operating activities
Net income	$3,275	$9,052
Loss on discontinued operations	—	4,042
Income from continuing operations	3,275	13,094
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Stock-based compensation expense	5,497	3,230
Depreciation and amortization	1,426	1,856
Operating lease amortization, net of accretion	1,727	1,321
Accretion of net premium on short-term investments	170	75
Unrealized gain on non-marketable equity investments	—	(62)
Equity in net (income) of equity method investees	(1,895)	(797)
Other	(346)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(9,160)	25,835
Deferred income taxes	154	(409)
Deferred costs	9,280	(1,961)
Prepaid expenses and other current assets	(514)	(3,992)
Other assets	(406)	21
Trade accounts payable	19,874	(15,054)
Accrued expenses and other liabilities	(5,755)	3,945
Income taxes payable	(258)	130
Operating lease liabilities	(1,673)	(1,754)
Deferred revenue	(11,449)	9,036
Net cash provided by operating activities	9,947	34,513
Investing activities
Purchases of property and equipment	(155)	(1,078)
Purchases of short-term investments	(10,703)	(54,439)
Purchase of long-term investments	(6,733)	(3,500)
Proceeds from sales and maturities of short-term investments	24,550	24,067
Proceeds from sales of long-term investments	447	—
Net cash provided by (used in) investing activities	7,406	(34,950)
Financing activities
Proceeds from exercise of stock options	67	8,306
Tax withholdings related to net share settlements of restricted stock units	(1,114)	(1,148)
Proceeds from issuance of common stock under employee stock purchase plan	1,204	—
Repurchase of common stock	(1,630)	(4,019)
Net cash provided by (used in) financing activities	(1,473)	3,139
Effect of exchange rate changes on cash, cash equivalents and restricted cash	899	(85)
Net increase in cash, cash equivalents and restricted cash, continuing operations	16,779	2,617
Net cash used in discontinued operations	—	(3,975)
Cash, cash equivalents and restricted cash, beginning of period	22,012	29,225
Cash, cash equivalents and restricted cash, end of period	$38,791	$27,867
Supplemental disclosure of cash flow information
Income taxes paid, net	$503	$1,279
Non-cash investing: Investment in inMarket Media, LLC acquired in exchange for sale of Advertising business	$—	$15,600
Cash flows from discontinued operations:
Net cash used in operating activities	$—	$(3,569)
Net cash used in financing activities	—	(406)
Net cash transferred from continuing operations	—	3,975
Cash and cash equivalents of discontinued operations, end of period	$—	$—
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$37,252	$26,347
Restricted cash	1,539	1,520
Total cash, cash equivalents and restricted cash	$38,791	$27,867

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Revenue	$65,854	$73,875	$135,450	$140,504
Adjustments:
Change in deferred revenue	(5,532)	(1,210)	(10,945)	9,036
Billings	$60,322	$72,665	$124,505	$149,540

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Deferred revenue, end of period	$127,998	$144,171	$127,998	$144,171
Deferred revenue, beginning of period	133,530	145,381	138,943	135,135
Change in deferred revenue	$(5,532)	$(1,210)	$(10,945)	$9,036

Deferred costs, end of period	$71,522	$81,763	$71,522	$81,763
Deferred costs, beginning of period	76,041	77,795	80,669	79,802
Change in deferred costs(1)	$(4,519)	$3,968	$(9,147)	$1,961

(1) Deferred costs primarily include costs associated with third-party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$(60)	$13,006	$3,275	$9,052
Loss on discontinued operations	—	56	—	4,042
Income (loss) from continuing operations	(60)	13,062	3,275	13,094
Adjustments:
Merger and acquisition expense	3,603	—	3,603	—
Stock-based compensation expense	2,640	1,478	5,497	3,230
Depreciation and amortization expense	666	934	1,426	1,856
Other income, net	(521)	(596)	(1,235)	(1,157)
Provision (benefit) for income taxes	(67)	205	(53)	616
Equity in net (income) of equity method investees	(1,279)	(797)	(1,895)	(797)
Adjusted EBITDA	$4,982	$14,286	$10,618	$16,842

Reconciliation of Net Income (Loss) to Free Cash Flow

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
Net income (loss)	$(60)	$13,006	$3,275	$9,052
Loss on discontinued operations	—	56	—	4,042
Income (loss) from continuing operations	(60)	13,062	3,275	13,094
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Change in deferred revenue (1)	(5,793)	(1,309)	(11,449)	9,036
Change in deferred costs (2)	4,586	(3,940)	9,280	(1,961)
Changes in other operating assets and liabilities	13,088	2,240	2,262	8,722
Other adjustments (3)	3,134	2,291	6,579	5,622
Net cash provided by operating activities	14,955	12,344	9,947	34,513
Less: Purchases of property and equipment	(88)	(617)	(155)	(1,078)
Free cash flow	$14,867	$11,727	$9,792	$33,435

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consists primarily of third-party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.